Exhibit 10.10

Ingles Markets, Incorporated
Investment/Profit Sharing Plan

SUMMARY PLAN DESCRIPTION

TABLE OF CONTENTS

INTRODUCTION TO YOUR PLAN

What kind of Plan is this?	1
What information does this Summary provide?	1

ARTICLE I
PARTICIPATION IN THE PLAN

How do I participate in the Plan?	1
How is my service determined for purposes of Plan eligibility?	2
What service is counted for purposes of Plan eligibility?	2
What happens if I'm a participant, terminate employment and then I'm rehired?	2

ARTICLE II
EMPLOYEE CONTRIBUTIONS

What are elective deferrals and how do I contribute them to the Plan?	2
What are rollover contributions?	4
What are In-Plan Roth Rollover Contributions?	4
What are forfeitures and how are they allocated?	4

ARTICLE III
EMPLOYER CONTRIBUTIONS

What is the Employer matching contribution and how is it allocated?	5
What is the Employer nonelective contribution and how is it allocated?	5
How is my service determined for allocation purposes?	6
What are forfeitures and how are they allocated?	6

ARTICLE IV
COMPENSATION AND ACCOUNT BALANCE

What compensation is used to determine my Plan benefits?	6
Is there a limit on the amount of compensation which can be considered?	7
Is there a limit on how much can be contributed to my account each year?	7
How is the money in the Plan invested?	7
Will Plan expenses be deducted from my account balance?	7

ARTICLE V
VESTING

What is my vested interest in my account?	7
How is my service determined for vesting purposes?	9
What service is counted for vesting purposes?	9
What happens to my non‑vested account balance if I'm rehired?	9
What happens if the Plan becomes a "top-heavy plan"?	9

ARTICLE VI
DISTRIBUTIONS PRIOR TO TERMINATION OF EMPLOYMENT

Can I withdraw money from my account while working?	10
Can I withdraw money from my account in the event of financial hardship?	10

ARTICLE VII
DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

When can I get money out of the Plan?	11
What is Normal Retirement Age and what is the significance of reaching Normal Retirement Age?	12
What is Early Retirement Age and what is the significance of reaching Early Retirement Age?	12
What happens if I terminate employment due to disability?	12
In what method and form will my benefits be paid to me?	12

ARTICLE VIII
DISTRIBUTIONS UPON DEATH

What happens if I die while working for the Employer?	13
Who is the beneficiary of my death benefit?	13
How will the death benefit be paid to my beneficiary?	14
When must the last payment be made to my beneficiary (required minimum distributions)?	14
What happens if I terminate employment, commence payments and then die before receiving all of my benefits?	14

ARTICLE IX
TAX TREATMENT OF DISTRIBUTIONS

What are my tax consequences when I receive a distribution from the Plan?	14
Can I elect a rollover to reduce or defer tax on my distribution?	15

ARTICLE X
LOANS

Is it possible to borrow money from the Plan?	15

ARTICLE XI
PROTECTED BENEFITS AND CLAIMS PROCEDURES

Are my benefits protected?	16
Are there any exceptions to the general rule?	16
Can the Employer amend the Plan?	16
What happens if the Plan is discontinued or terminated?	16
How do I submit a claim for Plan benefits?	16
What if my benefits are denied?	16
What is the claims review procedure?	17
What are my rights as a Plan participant?	18
What can I do if I have questions or my rights are violated?	19

ARTICLE XII
GENERAL INFORMATION ABOUT THE PLAN

Plan Name	19
Plan Number	19
Plan Effective Dates	19
Other Plan Information	19
Employer Information	19
Plan Administrator Information	20
Plan Trustee Information and Plan Funding Medium	20

Ingles Markets, Incorporated
Investment/Profit Sharing Plan

SUMMARY PLAN DESCRIPTION

INTRODUCTION TO YOUR PLAN

What kind of Plan is this?

Ingles Markets, Incorporated Investment/Profit Sharing Plan ("Plan") has been adopted to provide you with the opportunity to save for retirement on a tax-advantaged basis. This Plan is a type of qualified retirement plan commonly referred to as a 401(k) Plan. As a participant under the Plan, you may elect to contribute a portion of your compensation to the Plan.

What information does this Summary provide?

This Summary Plan Description ("SPD") contains information regarding when you may become eligible to participate in the Plan, your Plan benefits, your distribution options, and many other features of the Plan. You should take the time to read this SPD to get a better understanding of your rights and obligations under the Plan.

In this SPD, the Employer has addressed the most common questions you may have regarding the Plan. If this SPD does not answer all of your questions, please contact the Plan Administrator or other plan representative. The Plan Administrator is responsible for responding to questions and making determinations related to the administration, interpretation, and application of the Plan. The name of the Plan Administrator can be found at the end of this SPD in the Article entitled "General Information about the Plan."

This SPD describes the Plan's benefits and obligations as contained in the legal Plan document, which governs the operation of the Plan. The Plan document is written in much more technical and precise language and is designed to comply with applicable legal requirements. If the non‑technical language in this SPD and the technical, legal language of the Plan document conflict, the Plan document always governs. If you wish to receive a copy of the legal Plan document, please contact the Plan Administrator.

The Plan and your rights under the Plan are subject to federal laws, such as the Employee Retirement Income Security Act (ERISA) and the Internal Revenue Code, as well as some state laws. The provisions of the Plan are subject to revision due to a change in laws or due to pronouncements by the Internal Revenue Service (IRS) or Department of Labor (DOL). The Employer may also amend or terminate this Plan. If the provisions of the Plan that are described in this SPD change, the Employer will notify you.

ARTICLE I

PARTICIPATION IN THE PLAN

How do I participate in the Plan?

Provided you are not an Excluded Employee, you may begin participating under the Plan once you have satisfied the eligibility requirements and reached your Entry Date. The following describes Excluded Employees, if any, the eligibility requirements and Entry Dates that apply. You should contact the Plan Administrator if you have questions about the timing of your Plan participation.

All Contributions

Excluded Employees. If you are a member of a class of employees identified below, you are an Excluded Employee and you are not entitled to participate in the Plan. The Excluded Employees are:

•union employees whose employment is governed by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining

•certain nonresident aliens who have no earned income from sources within the United States

•leased employees

•reclassified employees (an employee who was previously not treated as an employee of the Employer but you are reclassified as being an employee)

Additional Excluded Employee provisions

Independent Contractors are excluded from all Contribution types. See the Plan Administrator for additional information if you are not sure if this affects you.

Eligibility Conditions. You will be eligible to participate in the Plan when you have completed one (1) Year of Service and have attained age 18. However, you will actually participate in the Plan once you reach the Entry Date as described below.

January 1, 2018

Additional Entry Date provisions

The Entry Date for all Contribution types is the 1st (first) day of the 3rd (third) month after meeting the Eligibility conditions. See the Plan Administrator for additional information if you are not sure if this affects you.

How is my service determined for purposes of Plan eligibility?

Year of Service. You will be credited with a Year of Service at the end of the twelve month period beginning on your date of hire if you have been credited with at least 1,000 Hours of Service during such period.

Additional Year of Service provisions

In the event the Employee fails to complete 1,000 Hours of Service during the initial Eligibility Computation Period described in Section 2.02(C)(2), the Subsequent Eligibility Computation Period means any twelve-consecutive-month period thereafter that begins on the first day of a month during which the Employee completes no less than 1,000 Hours of Service, including all such periods that occur during the Employee?s first year of employment or reemployment.

Hour of Service. You will be credited with your actual Hours of Service for:

(a)each hour for which you are directly or indirectly compensated by the Employer for the performance of duties during the Plan Year;

(b)each hour for which you are directly or indirectly compensated by the Employer for reasons other than the performance of duties (such as vacation, holidays, sickness, disability, lay‑off, military duty, jury duty or leave of absence during the Plan Year) but credit will not exceed 501 hours of service for any single continuous period during which you perform no duties; and

(c)each hour for back pay awarded or agreed to by the Employer.

You will not be credited for the same Hours of Service both under (a) or (b), as the case may be, and under (c).

What service is counted for purposes of Plan eligibility?

Service with the Employer. In determining whether you satisfy the minimum service requirements to participate under the Plan, all service you perform for the Employer will be counted.

Military Service. If you are a veteran and are reemployed under the Uniformed Services Employment and Reemployment Rights Act of 1994, your qualified military service may be considered service with the Employer. If you may be affected by this law, ask the Plan Administrator for further details.

What happens if I'm a participant, terminate employment and then I'm rehired?

If you are no longer a participant because of a termination of employment, and you are rehired, then you will be able to participate in the Plan on the date on which you are rehired if you are otherwise eligible to participate in the Plan.

ARTICLE II

EMPLOYEE CONTRIBUTIONS

What are elective deferrals and how do I contribute them to the Plan?

Elective Deferrals. As a participant under the Plan, you may elect to reduce your compensation by a specific percentage or dollar amount and have that amount contributed to the Plan as an elective deferral. There are two types of elective deferrals: pre‑tax deferrals and Roth deferrals. For purposes of this SPD, "elective deferrals" generally means both pre‑tax deferrals and Roth deferrals. Regardless of the type of deferral you make, the amount you defer is counted as compensation for purposes of Social Security taxes.

Pre-Tax Deferrals. If you elect to make pre-tax deferrals, then your taxable income is reduced by the deferral contributions so you pay less in federal income taxes. Later, when the Plan distributes the deferrals and earnings, you will pay the taxes on those deferrals and the earnings. Therefore, with a pre-tax deferral, federal income taxes on the deferral contributions and on the earnings are only postponed. Eventually, you will have to pay taxes on these amounts.

Roth Deferrals. If you elect to make Roth deferrals, the deferrals are subject to federal income taxes in the year of deferral. However, the deferrals and, in certain cases, the earnings on the deferrals are not subject to federal income taxes when distributed to you. In order for the earnings to be tax free, you must meet certain conditions. See "What are my tax consequences when I receive a distribution from the Plan?" below.

January 1, 2018

Deferral procedure. The amount you elect to defer will be deducted from your pay in accordance with a procedure established by the Plan Administrator. If you wish to defer, the procedure will require that you enter into a salary reduction agreement. You may elect to defer a portion of your compensation payable on or after your Entry Date. Such election will become effective as soon as administratively feasible after it is received by the Plan Administrator. Your election will remain in effect until you modify or terminate it.

Deferral modifications. You may revoke or make modifications to your salary deferral election in accordance with procedures that the Employer provides. See the Plan Administrator for further information.

Deferral Limit. As a participant, you may elect to defer not less than 1% of your payroll period compensation and not more than 50% of your payroll period compensation.

Deferral Limitations

Elective Deferral Contributions for Highly Compensated Employees (HCEs) are subject to a maximum limit of 3% of Compensation per Plan Year.

Annual dollar limit. Your total deferrals in any taxable year may not exceed a dollar limit which is set by law. The limit for 2017 is $18,000. After 2017, the dollar limit may increase for cost‑of‑living adjustments.

Deferrals limited by nondiscrimination testing. In addition to the annual dollar limit just described, the law requires testing of the deferrals to ensure that deferrals by HCEs do not exceed certain limits. If you are a highly compensated employee (generally more than 5% owners and certain family members (regardless of how much they earn),  or individuals receiving wages in excess of certain amounts established by law), a distribution of amounts attributable to your elective deferrals or certain excess contributions may be required to comply with the law. The Plan Administrator will notify you if and when a distribution of deferrals is required.

Catch‑up contributions. If you are at least age 50 or will attain age 50 before the end of a calendar year, then you may elect to defer additional amounts (called "catch‑up contributions") to the plan for that year. The additional amounts may be deferred regardless of any other limitations on the amount that you may defer to the plan. The maximum "catch‑up contribution" that you can make in 2017 is $6,000. After 2017, the maximum may increase for cost‑of‑living adjustments. Any "catch-up contributions" that you make will be taken into account in determining any Employer matching contribution made to the Plan.

You should be aware that each separately stated annual dollar limit on the amount you may defer (the annual deferral limit and the "catch‑up contribution" limit) is a separate aggregate limit that applies to all such similar elective deferral amounts and "catch‑up contributions" you may make under this Plan and any other cash or deferred arrangements (including tax‑sheltered 403(b) annuity contracts, simplified employee pensions or other 401(k) plans) in which you may be participating. Generally, if an annual dollar limit is exceeded, then the excess must be returned to you in order to avoid adverse tax consequences. For this reason, it is desirable to request in writing that any such excess elective deferral amounts be returned to you.

If you are in more than one plan, you must decide which plan or arrangement you would like to return the excess. If you decide that the excess should be distributed from this Plan, you must communicate this in writing to the Plan Administrator no later than the March 1st following the close of the calendar year in which such excess deferrals were made. However, if the entire dollar limit is exceeded in this Plan or any other plan the Employer maintains, then you will be deemed to have notified the Plan Administrator of the excess. The Plan Administrator will then return the excess deferral and any earnings to you by April 15th.

Automatic Escalation of Salary Reduction Agreement amount. Effective July 1, 2015, the Plan includes automatic escalation provisions. Accordingly, if you have completed a Salary Reduction Agreement specifying the amount to be withheld as an elective deferral from your pay each payroll period, the Employer will automatically increase the amount withheld from your pay as indicated below.

•Participants affected. All Participants who have a Salary Reduction Agreement in place and the Elected Deferral is less than 10%.

•The amount withheld from your pay each payroll period will be increased as follows: The Elective Deferral percentage will increase 1% each October 1st "Change Date" until the percentage reaches 10%.  However, the Participant's first Deferral Percentage increase will be on the first available Change Date that is at least 12 months following the day the Participant enters the Automatic Increase program unless the Participant makes a Contrary Election of 10% or more.

Contact the Plan Administrator if you have any questions concerning the application of the automatic escalation provisions.

January 1, 2018

What are rollover contributions?

Rollover contributions. At the discretion of the Plan Administrator, if you are an eligible employee, you may be permitted to deposit into the Plan distributions you have received from other plans and certain IRAs. Such a deposit is called a "rollover" and may result in tax savings to you. You may ask the Plan Administrator or Trustee of the other plan or IRA to directly transfer (a "direct rollover") to this Plan all or a portion of any amount that you are entitled to receive as a distribution from such plan. Alternatively, you may elect to deposit any amount eligible to be rolled over within 60 days of your receipt of the distribution. You should consult qualified counsel to determine if a rollover is in your best interest.

Rollover account. Your rollover will be accounted for in a "rollover account." You will always be 100% vested in your "rollover account" (see the Article in this SPD entitled "Vesting"). This means that you will always be entitled to all amounts in your rollover account. Rollover contributions will be affected by any investment gains or losses.

Withdrawal of rollover contributions. You may withdraw the amounts in your "rollover account" at any time. You should see the Articles in this SPD entitled "Distributions Prior to Termination of Employment," "Distributions upon Termination of Employment," and "Distributions upon Death" for an explanation of how benefits (including your "rollover account") are paid from the Plan.

What are In-Plan Roth Rollover Contributions?

In-Plan Roth Rollover Contributions. Effective May 1, 2016, if you are eligible for a distribution from an account, you may elect to roll over the distribution to a designated Roth contribution account in the Plan (referred to as an In-Plan Roth Rollover Contribution). You may only roll over the distribution directly. However, loans may not be rolled over as an In-Plan Roth Rollover Contribution.

Taxation and Irrevocable election. You do not pay taxes on the contributions or earnings of your pre‑tax accounts (including accounts attributable to Employer matching contributions and accounts attributable to Employer nonelective contributions) until you receive an actual distribution. In other words, the taxes on the contributions and earnings in your pre‑tax accounts are deferred until a distribution is made. Roth accounts, however, are the opposite. With a Roth account you pay current taxes on the amounts contributed. When a distribution is made to you from the Roth account, you do not pay taxes on the amounts you had contributed. In addition, if you have a "qualified distribution" (explained below), you do not pay taxes on the earnings that are attributable to the contributions.

If you elect an In‑Plan Roth Rollover Contribution, then the contribution will be included in your income for the year. Once you make an election, it cannot be changed. It's important that you understand the tax effects of making the election and ensure you have adequate resources outside of the plan to pay the additional taxes. The In‑Plan Roth Rollover Contribution does not affect the timing of when a distribution may be made to you under the Plan; the contribution only changes the tax character of your account. You should consult with your tax advisor prior to making such a rollover.

Qualified Distribution. As explained above, a distribution of the earnings on your Roth account will not be subject to tax if the distribution is a "qualified distribution." A "qualified distribution" is one that is made after you have attained age 59 1/2 or is made on account of your death or disability. In addition, in order to be a "qualified distribution," the distribution cannot be made prior to the expiration of a 5‑year participation period. The 5‑year participation period is the 5‑year period beginning on the calendar year in which you first make the Roth rollover and ending on the last day of the calendar year that is 5‑years later. See "What are my tax consequences when I receive a distribution from the Plan?" later in this SPD.

The law restricts any in‑service distributions from certain accounts which are maintained for you under the Plan before you reach age 59 1/2. These accounts are the ones set up to receive your salary deferral contributions and other Employer contributions which are used to satisfy special rules for 401(k) plans. Ask the Plan Administrator if you need more details.

What are In‑Plan Roth Transfers?

In‑Plan Roth Transfers. Effective May 1 ,2016, as a participant under the Plan, you may make an In‑Plan Roth Transfer. An In‑Plan Roth Transfer allows you to elect to change the tax treatment of all or some of the vested portion of your pre-tax accounts, as explained below.

Taxation and Irrevocable election. You do not pay taxes on the contributions or earnings of your pre‑tax accounts (including accounts attributable to Employer matching contributions and accounts attributable to Employer nonelective contributions) until you receive an actual distribution. In other words, the taxes on the contributions and earnings in your pre‑tax accounts are deferred until a distribution is made. Roth accounts, however, are the opposite. With a Roth account you pay current taxes on the amounts contributed. When a distribution is made to you from the Roth account, you do not pay taxes on the amounts you had contributed. In addition, if you have a "qualified distribution" (explained below), you do not pay taxes on the earnings that are attributable to the contributions.

The In‑Plan Roth Transfer allows you to transfer amounts from the vested portion of your pre‑tax accounts to an In‑Plan Roth Transfer Account. If you elect to make such a transfer, then the amount transferred will be included in your income for the year. Once you make an election, it cannot be changed. It's important that you understand the tax effects of making the election and ensure you have adequate resources outside of the plan to pay the additional taxes. The In‑Plan Roth Transfer does not affect the timing of when a distribution may be

January 1, 2018

made to you under the Plan; the transfer only changes the tax character of your account. You should consult with your tax advisor prior to making a transfer election.

Qualified Distribution. As explained above, a distribution of the earnings on your Roth account will not be subject to tax if the distribution is a "qualified distribution." A "qualified distribution" is one that is made after you have attained age 59 1/2 or is made on account of your death or disability. In addition, in order to be a "qualified distribution," the distribution cannot be made prior to the expiration of a 5‑year participation period. The 5‑year participation period is the 5‑year period beginning on the calendar year in which you first make the Roth transfer and ending on the last day of the calendar year that is 5‑years later. See "What are my tax consequences when I receive a distribution from the Plan?" later in this SPD.

Account restrictions. You may elect an In‑Plan Roth Transfer only from the vested portion of the following accounts:

•From all Accounts, however, loans may not be rolled over as an In-plan Roth Transfer.

ARTICLE III

EMPLOYER CONTRIBUTIONS

In addition to any deferrals you elect to make, the Employer may make additional contributions to the Plan. This Article describes Employer contributions that may be made to the Plan and how your share of the contributions is determined.

What is the Employer matching contribution and how is it allocated?

Matching Contribution. The Employer may make a discretionary matching contribution equal to a uniform percentage or dollar amount of your elective deferrals each payroll period.  The Employer will not match your elective deferrals in excess of 5% of your Compensation each payroll period.

The Plan will include catch-up deferrals in the elective deferral amount used to determine the amount of your matching contributions.

Allocation conditions. You will always share in the matching contribution regardless of the amount of service you complete during the Plan Year.

What is the Employer nonelective contribution and how is it allocated?

Nonelective contribution. Each year, the Employer may make a discretionary nonelective contribution to the Plan. Your share of any contribution is determined below.

Allocation conditions. In order to share in the nonelective contribution you must satisfy the following conditions:

•If you are employed on the last day of the Plan Year, you will share if you completed at least 1,000 Hours of Service during the Plan Year.

Waiver of allocation conditions

In certain cases, the Plan's allocation conditions may be waived, or waived as to certain participants, in a particular Plan Year. If this waiver applies to you, the Plan Administrator will advise you that you are entitled to an allocation of the Employer nonelective contributions for that year, even though you have not satisfied the Plan's allocation conditions for that year.

Your share of the contribution. The nonelective contribution will be "allocated" or divided among participants eligible to share in the contribution for the Plan Year.

Your share of the nonelective contribution is determined by the following fraction:

Nonelective Contribution	X	Your Compensation
Total Compensation of All
Participants Eligible to Share

For example: Suppose the nonelective contribution for the Plan Year is $20,000. Employee A's compensation for the Plan Year is $25,000. The total compensation of all participants eligible to share, including Employee A, is $250,000. Employee A's share will be:

$20,000	X	$25,000	or	$2,000
$250,000

January 1, 2018

How is my service determined for allocation purposes?

Hour of Service. You will be credited with your actual Hours of Service for:

(a)each hour for which you are directly or indirectly compensated by the Employer for the performance of duties during the Plan Year;

(b)each hour for which you are directly or indirectly compensated by the Employer for reasons other than the performance of duties (such as vacation, holidays, sickness, disability, lay‑off, military duty, jury duty or leave of absence during the Plan Year) but credit will not exceed 501 hours of service for any single continuous period during which you perform no duties; and

(c)each hour for back pay awarded or agreed to by the Employer.

You will not be credited for the same Hours of Service both under (a) or (b), as the case may be, and under (c).

What are forfeitures and how are they allocated?

Definition of forfeitures. In order to reward employees who remain employed with the Employer for a long period of time, the law permits a "vesting schedule" to be applied to certain contributions that the Employer makes to the Plan. This means that you will not be entitled to ("vested" in) all of the contributions until you have been employed with the Employer for a specified period of time (see the Article in this SPD entitled "Vesting"). If a participant terminates employment before being fully vested, then the non‑vested portion of the terminated participant's account balance remains in the Plan and is called a forfeiture. Forfeitures may be used by the Plan for several purposes.

Allocation of forfeitures. Forfeitures will be allocated as follows:

•Forfeitures may be used to pay plan expenses, used to reduce any nonelective contribution or used to reduce any matching contribution.

ARTICLE IV

COMPENSATION AND ACCOUNT BALANCE

What compensation is used to determine my Plan benefits?

All Contributions

Definition of compensation. Compensation is defined as your total compensation that is subject to income tax and paid to you by the Employer. If you are a self-employed individual, your compensation will be equal to your earned income. The following describes the adjustments to compensation that apply for the contributions noted above.

Adjustments to compensation. The following adjustments to compensation will be made:

•elective deferrals to this Plan and to any other plan or arrangement (such as a cafeteria plan) will be included.

•compensation paid while not a Participant in the component of the Plan for which compensation is being used will be excluded.

•compensation paid by a related employer that is not a participating employer will be excluded.

•compensation paid after you terminate is generally excluded for Plan purposes. However, the following amounts will be included in compensation even though they are paid after you terminate employment, provided these amounts would otherwise have been considered compensation as described above and provided they are paid within 2 1/2 months after you terminate employment, or if later, the last day of the Plan Year in which you terminate employment:

•compensation paid for services performed during your regular working hours, or for services outside your regular working hours (such as overtime or shift differential), or other similar payments that would have been made to you had you continued employment.

•compensation paid for unused accrued bona fide sick, vacation or other leave, if such amounts would have been included in compensation if paid prior to your termination of employment and you would have been able to use the leave if employment had continued.

•nonqualified unfunded deferred compensation if the payment is includible in gross income and would have been paid to you had you continued employment.

January 1, 2018

Additional compensation adjustment provisions

Distributions from the Ingles Market, Inc. Executive Nonqualified Excess Plan will be excluded from Compensation for all Contribution types.

Is there a limit on the amount of compensation which can be considered?

The Plan, by law, cannot recognize annual compensation in excess of a certain dollar limit. The limit for the Plan Year beginning in 2017 is $270,000. After 2017, the dollar limit may increase for cost‑of‑living adjustments.

Is there a limit on how much can be contributed to my account each year?

Generally, the law imposes a maximum limit on the amount of contributions including elective deferrals (excluding catch-up contributions) that may be made to your account and any other amounts allocated to any of your accounts during the Plan Year, excluding earnings. Beginning in 2017, this total cannot exceed the lesser of $54,000 or 100% of your annual compensation (as limited under the previous question). After 2017, the dollar limit may increase for cost‑of‑living adjustments.

How is the money in the Plan invested?

The Trustee of the Plan has been designated to hold the assets of the Plan for the benefit of Plan participants and their beneficiaries in accordance with the terms of this Plan. The trust fund established by the Plan's Trustee will be the funding medium used for the accumulation of assets from which Plan benefits will be distributed.

Participant direction of investments. You will be able to direct the investment of certain portions of your interest in the Plan. The Plan Administrator will provide you with information on the investment choices available to you, the procedures for making investment elections, the frequency with which you can change your investment choices and other important information. You need to follow the procedures for making investment elections and you should carefully review the information provided to you before you give investment directions. If you do not direct the investment of your applicable Plan accounts, then your accounts will be invested in accordance with the default investment alternatives established under the Plan.

Earnings or losses. When you direct investments, your accounts are segregated for purposes of determining the earnings or losses on these investments. Your Participant-directed Account does not share in the investment performance of other participants who have directed their own investments. You should remember that the amount of your benefits under the Plan will depend in part upon your choice of investments. Gains as well as losses can occur and the Employer, the Plan Administrator, and the Trustee will not provide investment advice or guarantee the performance of any investment you choose.

Account limitations. You may only direct the investment of amounts in the following accounts:

•elective deferral accounts

•account(s) attributable to Employer matching contributions

•rollover and transfer accounts

Periodically, you will receive a benefit statement that provides information on your account balance and your investment returns. It is your responsibility to notify the Plan Administrator of any errors you see on any statements within 30 days after the statement is provided or made available to you.

Will Plan expenses be deducted from my account balance?

The Plan will pay some or all Plan related expenses except for a limited category of expenses, known as "settlor expenses," which the law requires the employer to pay. Generally, settlor expenses relate to the design, establishment or termination of the Plan. See the Plan Administrator for more details. The expenses charged to the Plan may be charged pro rata to each Participant in relation to the size of each Participant's account balance or may be charged equally to each Participant. In addition, some types of expenses may be charged only to some Participants based upon their use of a Plan feature or receipt of a plan distribution. Finally, the Plan may charge expenses in a different manner as to Participants who have terminated employment with the Employer versus those Participants who remain employed with the Employer.

January 1, 2018

ARTICLE V

VESTING

What is my vested interest in my account?

In order to reward employees who remain employed with the Employer for a long period of time, the law permits a "vesting schedule" to be applied to certain contributions that the Employer makes to the Plan. This means that you will not be entitled to ("vested in") all of the contributions until you have been employed with the Employer for a specified period of time.

•elective deferrals including Roth 401(k) deferrals and catch-up contributions

•rollover contributions

Vesting schedules. Your "vested percentage" for certain Employer contributions is based on vesting Years of Service. This means at the time you stop working, your account balance attributable to contributions subject to a vesting schedule is multiplied by your vested percentage. The result, when added to the amounts that are always 100% vested as shown above, is your vested interest in the Plan, which is what you will actually receive from the Plan.

Nonelective Contributions

Your "vested percentage" in your account attributable to nonelective contributions is determined under the following schedule. You will always, however, be 100% vested in your nonelective contributions if you are employed on or after your Early or Normal Retirement Age or if you terminate employment on account of your death, or if you terminate employment as a result of becoming disabled.

Vesting Schedule
Nonelective Contributions
Years of Service	Percentage

Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

Matching Contributions

Your "vested percentage" in your account attributable to matching contributions is determined under the following schedule. You will always, however, be 100% vested in your matching contributions if you are employed on or after your Early or Normal Retirement Age or if you terminate employment on account of your death, or if you terminate employment as a result of becoming disabled.

Vesting Schedule
Matching Contributions
Years of Service	Percentage

Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

Additional vesting provisions

Prior Plan Account is also subject to the six year graded vesting schedule.

January 1, 2018

How is my service determined for vesting purposes?

Year of Service. To earn a Year of Service, you must be credited with at least 1,000 Hours of Service during a Plan Year. The Plan contains specific rules for crediting Hours of Service for vesting purposes. The Plan Administrator will track your service and will credit you with a Year of Service for each Plan Year in which you are credited with the required Hours of Service, in accordance with the terms of the Plan. If you have any questions regarding your vesting service, you should contact the Plan Administrator.

Hour of Service. You will be credited with your actual Hours of Service for:

(a)each hour for which you are directly or indirectly compensated by the Employer for the performance of duties during the Plan Year;

(b)each hour for which you are directly or indirectly compensated by the Employer for reasons other than the performance of duties (such as vacation, holidays, sickness, disability, lay‑off, military duty, jury duty or leave of absence during the Plan Year) but credit will not exceed 501 hours of service for any single continuous period during which you perform no duties; and

(c)each hour for back pay awarded or agreed to by the Employer.

You will not be credited for the same Hours of Service both under (a) or (b), as the case may be, and under (c).

What service is counted for vesting purposes?

Service with the Employer. In calculating your vested percentage, all service you perform for the Employer will generally be counted.

Military Service. If you are a veteran and are reemployed under the Uniformed Services Employment and Reemployment Rights Act of 1994, your qualified military service may be considered service with the Employer. If you may be affected by this law, ask the Plan Administrator for further details.

What happens to my non‑vested account balance if I'm rehired?

If you have no vested interest in the Plan when you leave, your account balance will be forfeited. However, if you are rehired before incurring five consecutive Breaks in Service, your account balance as of the date of your termination of employment will be restored, unadjusted for any gains or losses.

If you are partially vested in your account balance when you leave, the non‑vested portion of your account balance will be forfeited on the earlier of the date:

(a)of the distribution of your vested account balance, or

(b)when you incur five consecutive Breaks in Service.

If you received a distribution of your vested account balance and are rehired, you may have the right to repay this distribution. If you repay the entire amount of the distribution, the Employer will restore your account balance with your forfeited amount. You must repay this distribution within five years from your date of rehire, or, if earlier, before you incur five consecutive Breaks in Service. If you were 100% vested when you left, you do not have the opportunity to repay your distribution.

What happens if the Plan becomes a "top-heavy plan"?

Top-heavy plan. A retirement plan that primarily benefits "key employees" is called a "top-heavy plan." Key employees are certain owners or officers of the Employer. A plan is generally a "top-heavy plan" when more than 60% of the plan assets are attributable to key employees. Each year, the Plan Administrator is responsible for determining whether the Plan is a "top-heavy plan."

Top-heavy rules. If the Plan becomes top-heavy in any Plan Year, then non‑key employees may be entitled to certain "top-heavy minimum benefits," and other special rules will apply. These top-heavy rules include the following:

•The Employer may be required to make a contribution on your behalf in order to provide you with at least "top-heavy minimum benefits."

•If you are a participant in more than one Plan, you may not be entitled to "top-heavy minimum benefits" under both Plans.

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ARTICLE VI

DISTRIBUTIONS PRIOR TO TERMINATION OF EMPLOYMENT

Can I withdraw money from my account while working?

In-service distributions. You may be entitled to receive an in-service distribution. However, this distribution is not in addition to your other benefits and will therefore reduce the value of the benefits you will receive at retirement. This distribution is made at your election subject to possible administrative limitations on the frequency and actual timing of such distributions. You may withdraw amounts from accounts for rollover contributions at any time.

Conditions and Limitations. Generally you may receive a distribution from certain accounts prior to termination of employment provided you satisfy any of the following conditions:

•you have attained age 59 1/2. Satisfying this condition allows you to receive distributions from all contribution accounts.

•you have incurred a financial hardship as described below.

Qualified reservist distributions. If you: (i) are a reservist or National Guardsman; (ii) were/are called to active duty after September 11, 2001; and (iii) were/are called to duty for at least 180 days or for an indefinite period, you may take a distribution of your elective deferrals under the Plan while you are on active duty, regardless of your age. The 10% premature distribution penalty tax, normally applicable to Plan distributions made before you reach age 59 1/2, will not apply to the distribution. You also may repay the distribution to an IRA, without limiting amounts you otherwise could contribute to the IRA, provided you make the repayment within 2 years following your completion of active duty.

Distributions for deemed severance of employment. If you are on active duty for more than 30 days, then the Plan generally treats you as having severed employment for purposes of receiving a distribution from elective deferrals. This means that you may request a distribution from elective deferrals from the Plan. If you request a distribution on account of this deemed severance of employment, then you are not permitted to make any contributions to the Plan for six (6) months after the date of the distribution.

•Although you may receive an in-service distribution from accounts which are not 100% vested, the amount of the distribution may not exceed the vested amount in the distributing account.

Hardship distributions. You may withdraw money on account of financial hardship if you satisfy certain conditions. This hardship distribution is not in addition to your other benefits and will therefore reduce the value of the benefits you will receive upon termination of employment or other event entitling you to distribution of your account balance. You may not receive a hardship distribution from your qualified nonelective or qualified matching contribution accounts, if any.

Qualifying expenses. A hardship distribution may be made to satisfy certain immediate and heavy financial needs that you have. A hardship distribution may only be made for payment of the following:

•Expenses for medical care (described in Section 213(d) of the Internal Revenue Code) for you, your spouse or your dependents.

•Costs directly related to the purchase of your principal residence (excluding mortgage payments).

•Tuition, related educational fees, and room and board expenses for the next twelve (12) months of post‑secondary education for you, your spouse, your children or your dependents.

•Amounts necessary to prevent your eviction from your principal residence or foreclosure on the mortgage of your principal residence.

•Payments for burial or funeral expenses for your deceased parent, spouse, children or dependents.

•Expenses for the repair of damage to your principal residence (that would qualify for the casualty loss deduction under Internal Revenue Code Section 165).

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Conditions. If you have any of the above expenses, a hardship distribution can only be made if you certify and agree that all of the following conditions are satisfied:

(a)The distribution is not in excess of the amount of your immediate and heavy financial need. The amount of your immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(b)You have obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans that the Employer maintains; and

(c)That you will not make any elective deferrals for at least six (6) months after your receipt of the hardship distribution.

Account restrictions. You may request a hardship distribution only from the vested portion of the following accounts:

•pre-tax 401(k) deferral accounts

•Roth 401(k) deferral accounts

•account(s) attributable to Employer matching contributions

•account(s) attributable to Employer nonelective contributions

Elective Deferral account restrictions. In addition, there are restrictions placed on hardship distributions which are made from your elective deferral accounts. Generally, the earnings on your elective deferrals may not be distributed to you on account of a hardship as the amount of any hardship distribution from your deferral account is limited to the amount of your prior deferrals, less any deferrals previously distributed. Ask the Plan Administrator if you need further details.

ARTICLE VII

DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

When can I get money out of the Plan?

You may receive a distribution of the vested portion of some or all of your accounts in the Plan when you terminate employment with the Employer. The rules regarding the payment of death benefits to your beneficiary are described in the Article in this SPD entitled "Distributions upon Death."

As to the possibility of receiving a distribution while you are still employed with the Employer, see the Article in this SPD entitled "Distributions Prior to Termination of Employment."

Military Service. If you are a veteran and are reemployed under the Uniformed Services Employment and Reemployment Rights Act of 1994, your qualified military service may be considered service with the Employer. There may also be benefits for employees who die or become disabled while on active duty. Employees who receive wage continuation payments while in the military may benefit from various changes in the law. If you think you may be affected by these rules, ask the Plan Administrator for further details.

Termination and distribution before Normal Retirement Age (or age 62 if later)

If your vested account balance exceeds $5,000, your consent is required to distribute your account before you reach Normal Retirement Age (or age 62 if later). You may elect to have your vested account balance distributed to you as soon as administratively feasible following your termination of employment. (See the question entitled "In what method and form will my benefits be paid to me?" below for an explanation of the method of payment.)

If you terminate employment with a vested account balance exceeding $5,000, you may elect to postpone your distribution until your "required beginning date" described below.

If your vested account balance does not exceed $5,000, a distribution of your vested account balance will be made to you, regardless of whether you consent to receive it, as soon as administratively feasible following your termination of employment. (See the question entitled "In what method and form will my benefits be paid to me?" below for an explanation of the method of payment.)

Amounts in your rollover account will not be considered as part of your benefit in determining whether the $5,000 threshold for timing of payments described above has been exceeded as well as for determining if the value of your vested account balance exceeds the $5,000 threshold used to determine whether you must consent to a distribution.

Automatic Rollover of Certain Account Balances. If your vested account balance does not exceed $5,000, the Plan will distribute your account without your consent. If the amount of the distribution exceeds $1,000 (including any rollover contribution) and you do not elect to

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either receive or roll over the distribution, your distribution will be directly rolled over to an IRA. See "Automatic IRA Rollover of Certain Account Balances" in the Article in this SPD entitled "Tax Treatment of Distributions."

Distribution on or after Normal Retirement Age (or age 62 if later)

If you terminate employment with the Employer and will receive distribution on or after the later of age 62 or Normal Retirement Age, the Plan will distribute your account without your consent. The distribution will occur as soon as administratively feasible at the same time described above for other pre-62/Normal Retirement Age distributions not requiring your consent, but in any event distribution will be made no later than 60 days after the end of the Plan Year in which you terminate employment. Notwithstanding the foregoing, if your vested account balance exceeds $5,000 (including rollover contributions), you may elect to postpone your distribution until your "required beginning date" described below.

What is Normal Retirement Age and what is the significance of reaching Normal Retirement Age?

You will attain your Normal Retirement Age when you reach age 65.

You will become 100% vested in all of your accounts under the Plan (assuming you are not already fully vested) if you are employed on or after your Normal Retirement Age.

What is Early Retirement Age and what is the significance of reaching Early Retirement Age?

Early Retirement Age. Your Early Retirement Age is the later of the date you have attained age 60 or the date you have completed 10 Years of Service with the Employer.  Your Years of Service will be determined using Years of Service for vesting.

You will become 100% vested (assuming you are not already fully vested) if you are employed on or after your Early Retirement Age.

What happens if I terminate employment due to disability?

Definition of disability. Under the Plan, disability is defined as a disability of a Participant within the meaning of Code Section 72(m)(7), to the exent that the Participant is entitled to disability retirement benefits under the federal Social Security Act as determined by the Social Security Administration.

Payment of benefits. If you terminate employment because you become disabled, you will become 100% vested in all of your accounts under the Plan and the Plan will distribute your account balance in the same manner as for any other non-death related termination.

In what method and form will my benefits be paid to me?

Termination and distribution before Normal Retirement Age (or age 62 if later)

If you terminate employment and will receive a distribution before the later of age 62 or Normal Retirement Age and your vested account balance does not exceed $5,000, then your vested account balance may only be distributed to you in a single lump‑sum payment in cash or in property.  If you are less than 100% vested in your account balance and have not incurred a forfeiture break in service, then your vested account balance may only be distributed to you in a single lump-sum payment in cash. A forfeiture break in service occurs after five consecutive one-year breaks in service. A break in service is a Plan Year in which you are not credited with at least 501 Hours of Service.

If you terminate employment and will receive a distribution before the later of age 62 and Normal Retirement Age and your vested account balance exceeds $5,000, you may elect to receive a distribution of your vested account balance in:

•a single lump‑sum payment in cash or in property

•installments over a period of not more than your assumed life expectancy (or the assumed life expectancies of you and your beneficiary)

•Ad-Hoc distributions. You may request a distribution of some or all of your Plan accounts, at any time following your termination of employment, subject to any reasonable limits regarding timing and amounts as the Plan Administrator may impose.

In determining whether your vested account balance exceeds the $5,000 dollar threshold, "rollovers" (and any earnings allocable to "rollover" contributions) will not be taken into account.

Additional distribution provisions

For Lump Sum Distributions only, if the Participant?s Account exceeds the fair market value of one hundred (100) shares of Class A or Class B common stock of the Primary Sponsor as of the date on which the distribution is made, the Participant or designated Beneficiary may elect to receive payment of the Account in the form of such Class A or Class B shares held by the Participant.

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Distribution on or after Normal Retirement Age (or age 62 if later)

If you terminate employment and will receive distribution on or following the attainment of the later of age 62 or Normal Retirement Age, and your vested account balance (including rollovers) does not exceed $5,000, you will receive distribution in the form of a single lump-sum payment in cash or in property. If your balance exceeds $5,000, you may elect to receive distribution as described above relating to termination before the later of age 62 and Normal Retirement Age. In determining whether your vested account balance exceeds the $5,000 dollar threshold, "rollovers" (and any earnings allocable to "rollover" contributions) will be taken into account.

Required beginning date

As described above, you may delay the distribution of your vested account balance. However, if you elect to delay the distribution of your vested account balance, there are rules that require that certain minimum distributions be made from the Plan. If you are a 5% owner, distributions are required to begin not later than the April 1st following the end of the year in which you reach age 70 1/2. If you are not a 5% owner, distributions are required to begin not later than the April 1st following the later of the end of the year in which you reach age 70 1/2 or terminate employment. You should see the Plan Administrator if you think you may be affected by these rules.

ARTICLE VIII

DISTRIBUTIONS UPON DEATH

What happens if I die while working for the Employer?

If you die while still employed by the Employer, then 100% of your account balance will be used to provide your beneficiary with a death benefit.

Who is the beneficiary of my death benefit?

You may designate a beneficiary of your Plan account on a form provided to you for this purpose by the Plan Administrator. If you do not designate a beneficiary, your account will be distributed as described below under "No beneficiary designation." If you are married, your spouse has certain rights to the death benefit. You should immediately report any change in your marital status to the Plan Administrator.

Married Participant. If you are married at the time of your death, your spouse will be the beneficiary of the entire death benefit unless you designate in writing a different beneficiary. IF YOU WISH TO DESIGNATE A BENEFICIARY OTHER THAN YOUR SPOUSE, YOUR SPOUSE MUST IRREVOCABLY CONSENT TO WAIVE ANY RIGHT TO THE DEATH BENEFIT. YOUR SPOUSE'S CONSENT MUST BE IN WRITING, BE WITNESSED BY A NOTARY OR A PLAN REPRESENTATIVE AND ACKNOWLEDGE THE SPECIFIC NON‑SPOUSE BENEFICIARY.

Changes to designation.

If, with spousal consent as required, you have designated someone other than your spouse as beneficiary and now wish to change your designation, see the Plan Administrator for details. In addition, you may elect a beneficiary other than your spouse without your spouse's consent if your spouse cannot be located.

Divorce. A divorce decree automatically revokes your designation of your spouse or former spouse as your beneficiary under the Plan unless a Qualified Domestic Relations Order provides otherwise. You should complete a form to make a new beneficiary designation if a divorce decree is issued. See the Plan Administrator for details if you think you may be affected by this provision.

Unmarried Participant. If you are not married, you may designate a beneficiary of your choosing.

No beneficiary designation. At the time of your death, if you have not designated a beneficiary or your beneficiary is not alive, the death benefit will be paid in the following order of priority to:

(a)your surviving spouse

(b)your children, including adopted children in equal shares (and if a child is not living, that child's share will be distributed to that child's living descendants)

(c)your surviving parents, in equal shares

(d)your estate

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How will the death benefit be paid to my beneficiary?

Method/form of distribution. The form of payment of the death benefit will be in cash or in property. If the death benefit payable to a beneficiary does not exceed $5,000, then the benefit may only be paid as a lump sum. If the death benefit exceeds $5,000, your beneficiary may elect to have the death benefit paid in:

•a single lump‑sum payment in cash or in property

•annual installments at least equal to the required minimum distribution amount

•Ad-Hoc distributions. Your beneficiary may request a distribution of some or all of the death benefit, at any time following your death, subject to any reasonable limits the Plan Administrator may impose. Each such distribution must be at least equal to the required minimum distribution amount.

Timing of distribution. Payment of the death benefit must begin by the end of the calendar year which follows the year of your death if your designated beneficiary is a person, unless you die before your required beginning date and your designated beneficiary elects to have the entire death benefit paid by the end of the fifth year following the year of your death as indicated below. If your designated beneficiary is not a person, then your entire death benefit must generally be paid within five years after your death.  If your spouse is the sole beneficiary, your spouse may delay the start of payments until the year in which you would have attained age 70 1/2.

When must the last payment be made to my beneficiary (required minimum distributions)?

The law generally restricts the ability of a retirement plan to be used as a method of deferring taxation for an unlimited period beyond the participant's life. Thus, there are rules that are designed to ensure that death benefits are distributable to beneficiaries within certain time periods. The application of these rules depends upon whether you die before or after your "required beginning date" as described above under "Required beginning date."

Death before required beginning date.

Regardless of the method of distribution a beneficiary might otherwise be able to elect, if your designated beneficiary is a person (other than your estate or certain trusts), then minimum distributions of your death benefit must begin by the end of the calendar year which follows the year of your death and must be paid over a period not extending beyond your beneficiary's life expectancy. If your spouse is the sole beneficiary, your spouse may delay the start of payments until the year in which you would have attained age 70 1/2. However, instead of a life expectancy based distribution, your designated beneficiary may elect to have the entire death benefit paid by the end of the fifth year following the year of your death. Generally, if your beneficiary is not a person, then your entire death benefit must be paid within five years after your death.

Death after required beginning date.

If you die on or after your required beginning date, regardless of the method of distribution a beneficiary might otherwise be able to elect, payment must be made over a period which does not exceed the greater of the beneficiary's life expectancy or your remaining life expectancy (determined in accordance with applicable life expectancy tables and without regard to your actual death). If your beneficiary is not a person, your entire death benefit must be paid over a period not exceeding your remaining life expectancy (determined in accordance with applicable life expectancy tables and without regard to your actual death).

What happens if I terminate employment, commence payments and then die before receiving all of my benefits?

Your beneficiary will be entitled to your remaining vested interest in the Plan at the time of your death. See the Plan Administrator for more information regarding the timing and method of payments that apply to your beneficiary. The provision in the Plan providing for full vesting of your benefit upon death does not apply if you die after terminating employment.

ARTICLE IX

TAX TREATMENT OF DISTRIBUTIONS

What are my tax consequences when I receive a distribution from the Plan?

Generally, you must include any Plan distribution in your taxable income in the year in which you receive the distribution. The tax treatment may also depend on your age when you receive the distribution. Certain distributions made to you when you are under age 59 1/2 could be subject to an additional 10% tax.

You will not be taxed on distributions of your Roth 401(k) deferrals. In addition, a distribution of the earnings on the Roth 401(k) deferrals will not be subject to tax if the distribution is a "qualified distribution." A "qualified distribution" is one that is made after you have attained age 59 1/2 or is made on account of your death or disability. In addition, in order to be a "qualified distribution," the distribution cannot be made prior to the expiration of a 5‑year participation period. The 5‑year participation period is the 5‑year period beginning on the calendar

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year in which you first make a Roth 401(k) deferral to our Plan (or to another 401(k) plan or 403(b) plan if such amount was rolled over into this Plan) and ending on the last day of the calendar year that is 5 years later.

Qualified reservist distributions. If you: (i) are a reservist or National Guardsman; (ii) were/are called to active duty after September 11, 2001; and (iii) were/are called to duty for at least 180 days or for an indefinite period, you may take a distribution of your elective deferrals under the Plan while you are on active duty, regardless of your age. The 10% premature distribution penalty tax, normally applicable to Plan distributions made before you reach age 59 1/2, will not apply to the distribution. You also may repay the distribution to an IRA, without limiting amounts you otherwise could contribute to the IRA, provided you make the repayment within 2 years following your completion of active duty.

Can I elect a rollover to reduce or defer tax on my distribution?

Rollover or Direct Transfer. You may reduce, or defer entirely, the tax due on your distribution through use of one of the following methods:

(a)60-day rollover. You may roll over all or a portion of the distribution to an Individual Retirement Account or Annuity (IRA) or another employer retirement plan willing to accept the rollover. This will result in no tax being due until you begin withdrawing funds from the IRA or other qualified employer plan. The rollover of the distribution, however, MUST be made within strict time frames (normally, within 60 days after you receive your distribution). Under certain circumstances, all or a portion of a distribution (such as a hardship distribution) may not qualify for this rollover treatment. In addition, most distributions will be subject to mandatory federal income tax withholding at a rate of 20%. This will reduce the amount you actually receive. For this reason, if you wish to roll over all or a portion of your distribution amount, then the direct rollover option described in paragraph (b) below would be the better choice.

(b)Direct rollover. For most distributions, you may request that a direct transfer (sometimes referred to as a direct rollover) of all or a portion of a distribution be made to either an Individual Retirement Account or Annuity (IRA) or another employer retirement plan willing to accept the transfer (See the question entitled "What are the In-Plan Roth Rollover Contributions?" for special rules on In-Plan Roth Rollovers). A direct transfer will result in no tax being due until you withdraw funds from the IRA or other employer plan. Like the rollover, under certain circumstances all or a portion of the amount to be distributed may not qualify for this direct transfer. If you elect to actually receive the distribution rather than request a direct transfer, then in most cases 20% of the distribution amount will be withheld for federal income tax purposes.

Automatic IRA Rollover of Certain Account Balances

If a mandatory distribution is being made to you before the later of age 62 or Normal Retirement Age and your vested account balance does not exceed $5,000 (disregarding any rollover contribution), the Plan will distribute your vested portion in a single lump-sum payment in cash or in property. However, you may elect whether to receive the distribution or to roll over the distribution to another retirement plan such as an individual retirement account ("IRA"). At the time of your termination of employment, the Plan Administrator will provide you with further information regarding your distribution rights. If the amount of the distribution exceeds $1,000 (including any rollover contribution) and you do not elect either to receive or to roll over the distribution, the Plan automatically will roll over the distribution to an IRA. The IRA provider will invest the rollover funds in a type of investment designed to preserve principal and to provide a reasonable rate of return and liquidity (e.g., an interest-bearing account, a certificate of deposit or a money market fund). The IRA provider will charge your account for any expenses associated with the establishment and maintenance of the IRA and with the IRA investments. In addition, your beneficiary designation under the Plan, if any, will not apply to the rollover IRA. The IRA's terms will control in establishing a designated beneficiary under the IRA. You may transfer the IRA funds to any other IRA you choose. You may contact the Plan Administrator at the address and telephone number indicated in this SPD for further information regarding the Plan's automatic rollover provisions, the IRA provider and the fees and charges associated with the IRA.

Tax Notice. WHENEVER YOU RECEIVE A DISTRIBUTION THAT IS AN ELIGIBLE ROLLOVER DISTRIBUTION, THE PLAN ADMINISTRATOR WILL DELIVER TO YOU A MORE DETAILED EXPLANATION OF THESE OPTIONS. HOWEVER, THE RULES WHICH DETERMINE WHETHER YOU QUALIFY FOR FAVORABLE TAX TREATMENT ARE VERY COMPLEX. YOU SHOULD CONSULT WITH QUALIFIED TAX COUNSEL BEFORE MAKING A CHOICE.

ARTICLE X

LOANS

Is it possible to borrow money from the Plan?

Yes. Loans are permitted in accordance with the Plan Loan Policy. If you wish to receive a copy of the Loan Policy, please contact the Plan Administrator.

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ARTICLE XI

PROTECTED BENEFITS AND CLAIMS PROCEDURES

Are my benefits protected?

As a general rule, your interest in your account, including your "vested interest," may not be alienated. This means that your interest may not be sold, used as collateral for a loan (other than for a Plan loan), given away or otherwise transferred (except at death to your beneficiary). In addition, your creditors (other than the IRS) may not attach, garnish or otherwise interfere with your benefits under the Plan.

Are there any exceptions to the general rule?

There are three exceptions to this general rule. The Plan Administrator must honor a qualified domestic relations order (QDRO). A QDRO is defined as a decree or order issued by a court that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, former spouse, children or other dependents. If a QDRO is received by the Plan Administrator, all or a portion of your benefits may be used to satisfy that obligation. The Plan Administrator will determine the validity of any domestic relations order received. You and your beneficiaries can obtain from the Plan Administrator, without charge, a copy of the procedure used by the Plan Administrator to determine whether a qualified domestic relations order is valid.

The second exception applies if you are involved with the Plan's operation. If you are found liable for any action that adversely affects the Plan, the Plan Administrator can offset your benefits by the amount that you are ordered or required by a court to pay the Plan. All or a portion of your benefits may be used to satisfy any such obligation to the Plan.

The last exception applies to Federal tax levies and judgments. The Federal government is able to use your interest in the Plan to enforce a Federal tax levy and to collect a judgment resulting from an unpaid tax assessment.

Can the Employer amend the Plan?

The Employer has the right to amend the Plan at any time. In no event, however, will any amendment authorize or permit any part of the Plan assets to be used for purposes other than the exclusive benefit of participants or their beneficiaries. Additionally, no amendment will cause any reduction in the amount credited to your account.

What happens if the Plan is discontinued or terminated?

Although the Employer intends to maintain the Plan indefinitely, the Employer reserves the right to terminate the Plan at any time. Upon termination, no further contributions will be made to the Plan and all amounts credited to your accounts will become 100% vested. The Employer will direct the distribution of your accounts in a manner permitted by the Plan as soon as practicable. You will be notified if the Plan is terminated.

How do I submit a claim for Plan benefits?

Benefits will generally be paid to you and your beneficiaries without the necessity for formal claims. Contact the Plan Administrator if you are entitled to benefits or if you think an error has been made in determining your benefits. Any such request should be in writing.

If the Plan Administrator determines the claim is valid, then you will receive a statement describing the amount of benefit, the method or methods of payment, the timing of distributions and other information relevant to the payment of the benefit.

What if my benefits are denied?

Your request for Plan benefits will be considered a claim for Plan benefits, and it will be subject to a full and fair review. If your claim is wholly or partially denied, the Plan Administrator will provide you with a written or electronic notification of the Plan's adverse determination. This written or electronic notification must be provided to you within a reasonable period of time, but not later than 90 days after the receipt of your claim by the Plan Administrator, unless the Plan Administrator determines that special circumstances require an extension of time for processing your claim. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension will be furnished to you prior to the termination of the initial 90‑day period. In no event will such extension exceed a period of 90 days from the end of such initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.

In the case of a claim for disability benefits, if disability is determined by a physician (rather than relying upon a determination of disability for Social Security purposes), then instead of the above, the Plan Administrator will provide you with written or electronic notification of the Plan's adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. This period may be extended by the Plan for up to 30 days, provided that the Plan Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies you, prior to the expiration of the initial 45‑day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If, prior to the end of the first 30‑day extension period, the Plan Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided

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that the Plan Administrator notifies you, prior to the expiration of the first 30‑day extension period, of the circumstances requiring the extension and the date as of which the plan expects to render a decision. In the case of any such extension, the notice of extension will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and you will be afforded at least 45 days within which to provide the specified information.

The Plan Administrator's written or electronic notification of any adverse benefit determination must contain the following information:

(a)The specific reason or reasons for the adverse determination.

(b)Reference to the specific Plan provisions on which the determination is based.

(c)A description of any additional material or information necessary for you to perfect the claim and an explanation of why such material or information is necessary.

(d)Appropriate information as to the steps to be taken if you or your beneficiary wants to submit your claim for review.

(e)In the case of disability benefits where disability is determined by a physician:

(i)If an internal rule, guideline, protocol, or other similar criterion (collectively "rule") was relied upon in making the adverse determination, either the specific rule or a statement that such rule was relied upon in making the adverse determination and that a copy of that rule will be provided to you free of charge upon request.

(ii)If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to your medical circumstances, or a statement that such explanation will be provided to you free of charge upon request.

If your claim has been denied, and you want to submit your claim for review, you must follow the claims review procedure in the next question.

What is the claims review procedure?

Upon the denial of your claim for benefits, you may file your claim for review, in writing, with the Plan Administrator.

(a)YOU MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 60 DAYS AFTER YOU HAVE RECEIVED WRITTEN NOTIFICATION OF THE DENIAL OF YOUR CLAIM FOR BENEFITS.

HOWEVER, IF YOUR CLAIM IS FOR DISABILITY BENEFITS AND DISABILITY IS DETERMINED BY A PHYSICIAN, THEN INSTEAD OF THE ABOVE, YOU MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 180 DAYS FOLLOWING RECEIPT OF NOTIFICATION OF AN ADVERSE BENEFIT DETERMINATION.

(b)You may submit written comments, documents, records, and other information relating to your claim for benefits.

(c)You may review all pertinent documents relating to the denial of your claim and submit any issues and comments, in writing, to the Plan Administrator.

(d)You will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits.

(e)Your claim for review must be given a full and fair review. This review will take into account all comments, documents, records, and other information submitted by you relating to your claim, without regard to whether such information was submitted or considered in the initial benefit determination.

In addition to the claims review procedure above, if your claim is for disability benefits and disability is determined by a physician, then:

(a)Your claim will be reviewed without deference to the initial adverse benefit determination and the review will be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual.

(b)In deciding an appeal of any adverse benefit determination that is based in whole or part on medical judgment, the appropriate named fiduciary will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.

(c)Any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with your adverse benefit determination will be identified, without regard to whether the advice was relied upon in making the benefit determination.

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(d)The health care professional engaged for purposes of a consultation under (b) above will be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

The Plan Administrator will provide you with written or electronic notification of the Plan's benefit determination on review. The Plan Administrator must provide you with notification of this denial within 60 days after the Plan Administrator's receipt of your written claim for review, unless the Plan Administrator determines that special circumstances require an extension of time for processing your claim. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension will be furnished to you prior to the termination of the initial 60‑day period. In no event will such extension exceed a period of 60 days from the end of the initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. However, if the claim relates to disability benefits and disability is determined by a physician, then 45 days will apply instead of 60 days in the preceding sentences. In the case of an adverse benefit determination, the notification will set forth:

(a)The specific reason or reasons for the adverse determination.

(b)Reference to the specific Plan provisions on which the benefit determination is based.

(c)A statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits.

(d)In the case of disability benefits where disability is determined by a physician:

(i)If an internal rule, guideline, protocol, or other similar criterion (collectively "rule") was relied upon in making the adverse determination, either the specific rule or a statement that such rule was relied upon in making the adverse determination and that a copy of that rule will be provided to you free of charge upon request.

(ii)If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to your medical circumstances, or a statement that such explanation will be provided to you free of charge upon request.

If you have a claim for benefits which is denied, then you may file suit in a state or Federal court. However, in order to do so, you must file the suit no later than 180 days after the date of the Plan Administrator's final determination denying your claim.

What are my rights as a Plan participant?

As a participant in the Plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants are entitled to:

(a)Examine, without charge, at the Plan Administrator's office and at other specified locations, all documents governing the Plan, including collective bargaining agreements and insurance contracts, if any, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

(b)Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including collective bargaining agreements and insurance contracts, if any, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.

(c)Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including the Employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

If your claim for a pension benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110.00 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

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If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan's decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in Federal court. You and your beneficiaries can obtain, without charge, a copy of the Plan's QDRO procedures from the Plan Administrator.

If it should happen that the Plan's fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, it finds your claim is frivolous.

What can I do if I have questions or my rights are violated?

If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

ARTICLE XII

GENERAL INFORMATION ABOUT THE PLAN

There is certain general information which you may need to know about the Plan. This information has been summarized for you in this Article.

Plan Name

The full name of the Plan is Ingles Markets, Incorporated Investment/Profit Sharing Plan.

Plan Number

The Employer has assigned Plan Number 001 to your Plan.

Plan Effective Dates

This Plan was originally effective on September 25, 1972. The amended and restated provisions of the Plan become effective on January 1, 2017.

Other Plan Information

Employer Information

The Employer's name, address, business telephone number and identification number are:

Ingles Markets, Incorporated

2913 US Highway 70W

Black Mountain,  North Carolina    28711

1-828-669-2941

56-0846267

January 1, 2018

Milkco, Inc.

56-1341381

Plan Administrator Information

Ingles Markets, Incorporated

2913 US Highway 70W

Black Mountain,  North Carolina    28711

1-828-669-2941

Plan Trustee Information and Plan Funding Medium

The Plan's Trustees are:

The business telephone number for the Plan's Trustees is:

Ingles Markets, Incorporated
Investment/Profit Sharing Plan

COMMON QUESTIONS ABOUT OUR 401(k) PLAN

Introduction

The following questions and answers highlight some of the important parts of our Plan. Remember, these are only highlights. The Summary Plan Description ("SPD") describes the Plan in much greater detail. If you have any questions about these highlights, the SPD, or the Plan, you should ask the Plan Administrator.

Q.Why is the Employer sponsoring a 401(k) plan?

A.The Employer is sponsoring this Plan so that you may save for retirement. This Plan is a type of qualified retirement plan commonly referred to as a 401(k) Plan. As a participant under the Plan, you may elect to contribute a portion of your compensation to the Plan. In addition, the Employer may make contributions to the Plan on your behalf.

Q.How do I participate in the Plan?

A.Provided you are not an Excluded Employee, you may begin participating under the Plan once you have satisfied the eligibility requirements and reached your Entry Date. The following describes Excluded Employees, the eligibility requirements and Entry Date that apply.

All Contributions

Excluded Employees. If you are a member of a class of employees identified below, you are an Excluded Employee and you are not entitled to participate in the Plan. The Excluded Employees are:

•union employees whose employment is governed by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining

•certain nonresident aliens who have no earned income from sources within the United States

•leased employees

•reclassified employees (an employee who was previously not treated as an employee of the Employer but you are reclassified as being an employee)

Additional Excluded Employee provisions

Independent Contractors are excluded from all Contribution types. See the Plan Administrator for additional information if you are not sure if this affects you.

Eligibility Conditions. You will be eligible to participate in the Plan when you have completed one (1) Year of Service and have attained age 18. However, you will actually participate in the Plan once you reach the Entry Date as described below.

See "Additional Entry Date provisions" below at the end of this question section for special provisions that may apply in determining Entry Dates.

See "Additional Entry Date provisions" below at the end of this question section for special provisions that may apply in determining Entry Dates.

See "Additional Entry Date provisions" below at the end of this question section for special provisions that may apply in determining Entry Dates.

Additional Entry Date provisions

The Entry Date for all Contribution types is the 1st (first) day of the 3rd (third) month after meeting the Eligibility conditions. See the Plan Administrator for additional information if you are not sure if this affects you.

Q.What are elective deferrals and how do I contribute them to the Plan?

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A.Elective Deferrals. As a participant under the Plan, you may elect to reduce your compensation by a specific percentage or dollar amount and have that amount contributed to the Plan. This amount is referred to as an elective deferral. There are two types of elective deferrals: pre‑tax deferrals and Roth deferrals. For purposes of this SPD, "elective deferrals" generally means both pre‑tax deferrals and Roth deferrals. Regardless of the type of deferral you make, the amount you defer is counted as compensation for purposes of Social Security taxes.

Pre-Tax Deferrals. If you elect to make pre-tax deferrals, then your taxable income is reduced by the deferral contributions so you pay less in federal income taxes. Later, when the Plan distributes the deferrals and earnings, you will pay the taxes on those deferrals and the earnings. Therefore, with a pre-tax deferral, federal income taxes on the deferral contributions and on the earnings are only postponed. Eventually, you will have to pay taxes on these amounts.

Roth Deferrals. If you elect to make Roth deferrals, the deferrals are subject to federal income taxes in the year of deferral. However, the deferrals and, in most cases, the earnings on the deferrals are not subject to federal income taxes when distributed to you. In order for the earnings to be tax free, you must meet certain conditions. For further information, see the section in the SPD entitled "What are my tax consequences when I receive a distribution from the Plan?"

You may receive additional amounts from the Employer if you do contribute.

Q.When will I receive payments from the Plan?

A.The Plan is designed to encourage you to stay with the Employer until retirement. If you terminate employment with the Employer on or after Normal Retirement Age (or age 62 if later), the Plan will distribute your account without your consent. The distribution will occur as soon as administratively feasible at the same time described below for other (pre 62/Normal Retirement Age) distributions made after termination of employment not requiring your consent, but in any event distribution will be made no later than 60 days after the end of the Plan Year in which you terminate employment. Notwithstanding the foregoing, if your vested account balance exceeds $5,000 (including rollover contributions), you may elect to postpone your distribution until your "required beginning date" for required minimum distributions. (See "Required beginning date" under "In what method and form will my benefits be paid to me?" in the Article in the SPD entitled "Distributions upon Termination of Employment" for an explanation of the commencement of minimum required distributions.)

You will attain your Normal Retirement Age when you reach age 65.

Your Early Retirement Age is the later of the date you have attained age 60 or the date you have completed 10 Years of Service with the Employer.  Your Years of Service will be determined using Years of Service for vesting. If you reach your Early Retirement Age before Normal Retirement Age you will become 100% vested and the distribution of your account will occur at the same time described below for other distributions made after termination of employment.

Q.How much will I be paid when I terminate employment?

A.The amount you are paid when you terminate employment will be based upon the amount of money the Employer has put into the Plan for you (including your elective deferrals), plus or minus any earnings or losses and also on your vesting. You should review the Article in the SPD entitled "Employer Contributions" for an explanation of how the Employer makes contributions to the Plan and how they are shared by eligible employees.

Q.How will payments be made when I terminate employment?

A.If your vested account balance does not exceed $5,000, then your vested account balance may only be distributed to you in a single lump‑sum payment in cash or in property.  In determining whether your vested account balance exceeds the $5,000 dollar threshold, "rollovers" (and any earnings allocable to "rollover" contributions) will not be taken into account.

If your vested account balance exceeds $5,000, you may elect to receive a distribution of your vested account balance in:

•a single lump‑sum payment in cash or in property

•installments over a period of not more than your assumed life expectancy (or the assumed life expectancies of you and your beneficiary)

•Ad-Hoc distributions. You may request a distribution of some or all of your Plan accounts, at any time following your termination of employment, subject to any reasonable limits regarding timing and amounts as the Plan Administrator may impose.

•For Lump Sum Distributions only, if the Participant?s Account exceeds the fair market value of one hundred (100) shares of Class A or Class B common stock of the Primary Sponsor as of the date on which the distribution is made, the Participant or designated Beneficiary may elect to receive payment of the Account in the form of such Class A or Class B shares held by the Participant.

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You should review the Article in the SPD entitled "Distributions upon Termination of Employment" for a further explanation of the rules associated with the payment of benefits.

Q.What if I stop working before I reach Normal Retirement Age or early retirement age?

•elective deferrals including Roth 401(k) deferrals and catch-up contributions

•rollover contributions

Vesting schedules. Your "vested percentage" for certain Employer contributions is based on vesting Years of Service. This means at the time you stop working, your account balance attributable to contributions subject to a vesting schedule is multiplied by your vested percentage. The result, when added to the amounts that are always 100% vested as shown above, is your vested interest in the Plan, which is what you will actually receive from the Plan.

Nonelective Contributions

Your "vested percentage" in your account attributable to nonelective contributions is determined under the following schedule. You will always, however, be 100% vested in your nonelective contributions if you are employed on or after your Early or Normal Retirement Age or if you terminate employment on account of your death, or if you terminate employment as a result of becoming disabled.

Vesting Schedule
Nonelective Contributions
Years of Service	Percentage

Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

Matching Contributions

Your "vested percentage" in your account attributable to matching contributions is determined under the following schedule. You will always, however, be 100% vested in your matching contributions if you are employed on or after your Early or Normal Retirement Age or if you terminate employment on account of your death, or if you terminate employment as a result of becoming disabled.

Vesting Schedule
Matching Contributions
Years of Service	Percentage

Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

Additional vesting provisions

Prior Plan Account is also subject to the six year graded vesting schedule.

Q.If I stop working before my Normal Retirement Age (or age 62 if later), when will my vested amount be paid?

A.If your vested account balance exceeds $5,000, your consent is required to distribute your account before you reach your Normal Retirement Age (or age 62 if later). You may elect to have your vested account balance distributed to you as soon as administratively feasible following your termination of employment. (See "In what method and form will my benefits be paid to me?" in the Article in the SPD entitled "Distribution upon Termination of Employment" for an explanation of the method of payment.)

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If you terminate employment with a vested account balance exceeding $5,000, you may elect to postpone your distribution until your "required beginning date" for required minimum distributions. (See "Required beginning date" under "In what method and form will my benefits be paid to me?" in the Article in the SPD entitled "Distributions upon Termination of Employment" for an explanation of the commencement of minimum required distributions.)

If your vested account balance does not exceed $5,000, a distribution of your vested account balance will be made to you, regardless of whether you consent to receive it, as soon as administratively feasible following your termination of employment. (See "In what method and form will my benefits be paid to me?" in the Article in the SPD entitled "Distributions upon Termination of Employment" for an explanation of the method of payment.)

Amounts in your rollover account will not be considered as part of your benefit in determining whether the $5,000 threshold for timing of payments described above has been exceeded as well as for determining if the value of your vested account balance exceeds the $5,000 threshold used to determine whether you must consent to a distribution.

Q.What if I die before I terminate employment?

A.Your beneficiary will be entitled to 100% of your interest in the Plan upon your death. If you are single, you may name anyone you like to be your beneficiary. If you are married, in general, your spouse is your beneficiary of your death benefit unless you and your spouse name someone else as your beneficiary. You should review the question entitled "Who is the beneficiary of my death benefit?" in the Article in the SPD entitled "Distributions upon Death."

Q.Can I withdraw money from the Plan while I'm still working?

A.Generally you may receive a distribution from the Plan prior to your termination of employment provided you satisfy any of the following conditions:

•you have attained age 59 1/2. Satisfying this condition generally allows you to receive distributions from all contribution accounts.

NOTE: THESE QUESTIONS AND ANSWERS ARE NOT MEANT TO BE A SUBSTITUTE FOR A THOROUGH READING OF THE SUMMARY PLAN DESCRIPTION. THE PROVISIONS OF THE 401(k) PLAN ARE VERY COMPLEX. IT IS NOT POSSIBLE TO FULLY EXPLAIN ALL ASPECTS OF THE PLAN IN THESE SHORT QUESTIONS AND ANSWERS. YOU SHOULD ALWAYS CONSULT THE SUMMARY PLAN DESCRIPTION IF YOU HAVE ANY QUESTIONS ABOUT THE PLAN. IF, AFTER READING THE SUMMARY PLAN DESCRIPTION, YOU STILL HAVE QUESTIONS, YOU SHOULD CONTACT THE PLAN ADMINISTRATOR.

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